Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements on Forms S-8 (File Nos. 33-27867 and 33-56671) of Diversified Corporate Resources, Inc. and Subsidiaries of our reports dated March 10, 2006 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Diversified Corporate Resources, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003.

Pender Newkirk & Company, LLP
Certified Public Accountants
Tampa, Florida
April 17, 2006